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                                  EXHIBIT  21
                           SUBSIDIARIES OF REGISTRANT

                                                                   State
                                                                     of
              Company                                           Incorporation
              -------                                           -------------
       PMC Investment Corporation                               Florida
       Western Financial Capital Corporation                    Florida
       First Western SBLC, Inc.                                 Florida
       PMC Funding Corp.                                        Florida
       PMC Advisers, LTD                                        Texas
       PMC Capital Corp. 1996-A                                 Texas
       PMC Trust 1996-A                                         Delaware
       PMC Capital Limited Partnership                          Delaware
       Asset Investments Holding Series A, L.L.C.               Delaware
       First Western Series 1994-1 L.L.C.                       Delaware
       FW 97 L.L.C.                                             Delaware